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                                                                  EXHIBIT 10(vv)

                           FIRST AMENDMENT AND WAIVER

            FIRST AMENDMENT AND WAIVER (this "Waiver"), dated as of November 1, 2000, among THE ALPINE GROUP, INC. (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders"), FLEET NATIONAL BANK (formerly known as Fleet Bank, N.A.), as Syndication Agent (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., as Documentation Agent (in such capacity, the "Documentation Agent"), and BANKERS TRUST COMPANY ("BTCo"), as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :

            WHEREAS, the Borrower, the Lenders, the Documentation Agent, the Syndication Agent and the Administrative Agent are parties to a Credit Agreement, dated as of November 23, 1999 (the "Credit Agreement");

            WHEREAS, subject to the terms and conditions of this Waiver, the parties hereto wish to modify the Credit Agreement as follows;

            NOW, THEREFORE, it is agreed:

            1. The Lenders hereby waive, but only during the Waiver Period (as defined below), any Default or Event of Default that has arisen (or may arise) solely as a result of the Borrower failing to comply with the provisions of Sections 4.02(c), 8.01(j) and 9.07 of the Credit Agreement during the period from October 15, 2000 to November 10, 2000 (such period, the "Waiver Period"), provided, however, (x) the waivers set forth in this Section 1 shall cease on November 13, 2000 at which time any such Default and Event of Default shall be reinstated and (y) during the Waiver Period no Credit Event shall be permitted to occur and, except as otherwise provided in Section 9.06(d) of the Credit Agreement (after giving effect to this Waiver) or in connection with the exercise by the Collateral Agent and/or the Required Lenders of their remedies pursuant to the Pledge Agreements, no Collateral shall be released from the Lien of the respective Pledge Agreements or shall otherwise be disposed of by the Borrower.

            2. Section 9.06 of the Credit Agreement is hereby amended by (i) deleting the word "or" appearing at the end of clause (b) thereof, (ii) deleting the period appearing at the end of clause (c) thereof and (iii) inserting the following new clause (d) immediately following clause (c) thereof:

            "(d) Sell or agree to sell any Shares during the Waiver Period (as defined in the First Amendment and Waiver to this Agreement, dated as of November 1, 2000, among the Borrower and the Lenders), provided that during the Waiver Period the Borrower shall be permitted to sell Cookson Shares so long as
(i) no Default or Event of Default (after giving effect the provisions of such First Amendment and Waiver) then exists or would result therefrom, (ii)

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the per share consideration therefor is at least 170 pence and (iii) 100% of the proceeds therefrom (less (x) any sales commissions and/or brokerage fees actually paid in connection with any such sale and (y) the estimated amount (as determined in good faith by the Borrower) of all foreign, federal, state and local taxes payable in cash as direct consequence of such sale) are applied on the date of such sale to repay outstanding Revolving Loans (and to reduce the Total Commitment in a like amount)."

            2. In order to induce the Lenders to enter into this Waiver, the Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the date hereof, after giving effect to this Waiver (except with respect to any representations and warranties limited by their terms to a specific date hereof, which shall be true and correct in all material respects as of such date) and (ii) there exists no Default or Event of Default on and as of the date hereof, after giving effect to this Waiver.

            3. This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or other Credit Document.

            4. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

            5. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            6. This Waiver shall become effective on the date (the "Waiver Effective Date") when the Borrower and Supermajority Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile) the same to the Administrative Agent at the Notice Office.

            7. From and after the Waiver Effective Date, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                      * * *

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            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Waiver as of the date first above written.

                                        THE ALPINE GROUP, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BANKERS TRUST COMPANY,
                                        Individually and as Administrative Agent

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        FLEET NATIONAL BANK, Individually and as
                                        Syndication Agent

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BANK OF AMERICA, N.A.,
                                        Individually and as Documentation Agent

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

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                                                                          Page 4


                                          THE BANK OF NOVA SCOTIA

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title: